Exhibit 5

[Face of Security]

Registered	(Each Note representing $1,000
No. FXR-	principal amount of this Security)
CUSIP No.
ISIN No.

THIS SECURITY IS A GLOBAL SECURITY, WITHOUT COUPONS, EXCHANGEABLE FOR ONE OR MORE DEFINITIVE REGISTERED SECURITIES OF THIS SERIES, WITHOUT COUPONS, AT THE PRINCIPAL OFFICE OF THE SECURITY REGISTRAR IN THE CITY OF NEW YORK ONLY UNDER THE CIRCUMSTANCES DESCRIBED HEREIN. THE RIGHTS ATTACHING TO THIS GLOBAL SECURITY AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE REGISTERED SECURITIES OF THIS SERIES (“REGISTERED SECURITIES”) ARE AS SPECIFIED HEREIN AND IN THE INDENTURE. THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. IN ADDITION, THE DEPOSITARY MAY NOT SELL, ASSIGN, TRANSFER OR OTHERWISE CONVEY ANY BENEFICIAL INTEREST IN THIS GLOBAL SECURITY UNLESS SUCH BENEFICIAL INTEREST IS IN AN AMOUNT EQUAL TO AN AUTHORIZED DENOMINATION FOR SECURITIES OF SUCH SERIES, AND THE DEPOSITARY, BY ACCEPTING THIS GLOBAL SECURITY, AGREES TO BE BOUND BY THE PROVISIONS HEREOF.

NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON EXCEPT PURSUANT TO THE PROVISIONS HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER NAME, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT INSURED BY ANY FEDERAL AGENCY.

WACHOVIA CORPORATION

Trigger CAPITALSSM

(Covered Asset ParticIpation Target exchAngeabLe Securities)

Linked to the S&P 500® Composite Stock Price Index

due

Senior Global Medium-Term Note, Series E

ORIGINAL ISSUE DATE:

REQUIRED CURRENCY: U.S. dollars

MATURITY PAYMENT AMOUNT:

•        On the Maturity Date, the Company shall redeem this security and pay to the Holder, for each $1,000 of the Principal Amount hereof (each, a “Note”), in cash the Maturity Payment Amount.

•        The Maturity Payment Amount per Note shall be determined by the Calculation Agent and shall equal the amount calculated pursuant to Section 1 on the face of this Security.

ORIGINAL ISSUE DISCOUNT SECURITY: N/A

INTEREST RATE: N/A. The principal amount of this Security shall not bear interest.

REDEEMABLE AT OPTION OF: N/A

INITIAL REDEMPTION DATE: N/A

INITIAL REDEMPTION PERCENTAGE: N/A

ANNUAL REDEMPTION PERCENTAGE REDUCTION: N/A

PRINCIPAL AMOUNT: $

MATURITY DATE:

INTEREST PAYMENT DATES: N/A

REGULAR RECORD DATES: N/A

REPAYMENT DATE(S): N/A

REPAYMENT PRICE(S): N/A

OTHER TERMS:

LISTING: American Stock Exchange

CALCULATION AGENT: Wachovia Bank, National Association

INDEX: The S&P 500® Composite Stock Price Index

INDEX SPONSOR: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., or any successor that determines and publishes the Index as then in effect.

Terms left blank or marked “N/A”, “No”, “None” or in a similar manner do not apply to this Security except as otherwise may be specified.

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to on the face of this Security are used herein as defined therein.

Wachovia Corporation, a North Carolina corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, a sum for each Note equal to the Maturity Payment Amount, if any, as described below, on the Maturity Date.

A “Disrupted Day” means any Scheduled Trading Day on which a relevant Exchange or Related Exchange fails to open for trading during its regular trading session or on which a Market Disruption Event has occurred.

An “Early Closure” means the closure on any Exchange Business Day of any relevant Exchange relating to securities that comprise 20 percent or more of the level of the Index or any Related Exchange prior to its normally scheduled closing time unless such earlier closing time is announced by such Exchange or Related Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on such Exchange or Related Exchange on such Exchange Business Day and (b) the submission deadline for orders to be entered into the relevant Exchange system for execution at the close of trading on such Exchange Business Day.

An “Exchange” means the primary organized exchange or quotation system for trading any securities included in the Index and any successor to any such exchange or quotation system or any substitute exchange or quotation system to which trading in any securities underlying the Index has temporarily relocated; provided that the Calculation Agent has determined that there is comparable liquidity relative to the securities underlying the Index on such temporary substitute exchange or quotation system as on the original Exchange.

An “Exchange Business Day” means any Scheduled Trading Day on which each Exchange and Related Exchange is open for business during its regular trading session, notwithstanding any such Exchange or Related Exchange closing prior to its scheduled weekday closing time, without regard to after hours or other trading outside its regular trading session hours.

An “Exchange Disruption” means any event (other than a scheduled Early Closure) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general to (a) effect transactions in or obtain market values on any relevant Exchange or Related Exchange in securities that comprise 20 percent or more of the level of the Index or (b) effect transactions in options contracts or futures contracts relating to the Index on any relevant Related Exchange.

The “Index Ending Level” means the closing level of the Index as determined by the Calculation Agent on the Valuation Date; provided, however, that if the Valuation Date occurs on (a) a day that is not a Scheduled Trading Day or (b) a Disrupted Day, then the Index Ending Level shall be the closing level of the Index as determined by the Calculation Agent on the next succeeding Scheduled Trading Day that is not a Disrupted Day. If the determination of the Index Ending Level is postponed then the Maturity Date of this Security shall be postponed an equal number of Scheduled Trading Days.

The “Index Return” means the performance of the Index as shall be determined by the Calculation Agent pursuant to Section 1 on the face of this Security.

The “Index Starting Level” means             , the closing level of the Index on                     .

A “Market Disruption Event” means the occurrence or existence of any of the events as described in Section 4 on the face of this Security.

The “Maturity Payment Amount” means the amount per Note of this Security that shall be determined by the Calculation Agent pursuant to Section 1 on the face of this Security.

A “Related Exchange” means each exchange or quotation system on which futures or options contracts relating to the Index are traded, any successor to such exchange or quotation system or any substitute exchange or quotation system to which trading in the futures or options contracts relating to such Index has temporarily relocated; provided that the Calculation Agent has determined that there is comparable liquidity relative to the futures or options contracts relating to such Index on such temporary substitute exchange or quotation system as on the original Related Exchange.

A “Scheduled Trading Day” means any day on which each Exchange and Related Exchange is scheduled to be open for its respective regular trading sessions.

A “Successor Index” means any successor or substitute index approved by the Calculation Agent as a Successor Index pursuant to Section 3 on the face of this Security.

A “Trading Disruption” means any suspension of or limitation imposed on trading by the relevant Exchange or Related Exchange or otherwise, whether by reason of movements in price exceeding limits permitted by the relevant Exchange or Related Exchange or otherwise, (a) relating to securities that comprise 20 percent or more of the level of the Index or (b) in options contracts or futures contracts relating to the Index on any relevant Related Exchange.

A “Trigger Event” shall occur if the closing level of the Index on any Scheduled Trading Day, from                     to and including the Valuation Date, is less than or equal to the Trigger Level.

The “Trigger Level” means                     , a level that is 25% below the Index Starting Level.

The “Valuation Date” is the fifth Scheduled Trading Day prior to the Maturity Date.

1. Payment at Maturity; Maturity Payment Amount

The Maturity Payment Amount shall be determined by the Calculation Agent and shall equal:

(a)	If the Index Ending Level is greater than the Index Starting Level, regardless of whether a Trigger Event has occurred:

$1000 x Index Return

(b)	If the Index Ending Level is less than or equal to the Index Starting Level and a Trigger Event has not occurred:

$1,000

(c)	If the Index Ending Level is less than or equal to the Index Starting Level and a Trigger Event has occurred:

$1000 x Index Return

(d)	If the Index Ending Level is zero:

0

The “Index Return” shall equal:

(	Index Ending Level	)
Index Starting Level

2. Calculation Agent; Determinations

All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Security. The Company may at any time change the Calculation Agent without notice to Holders of this Security.

3. Discontinuation of the Index; Adjustments to the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the Index and approves such Index as a Successor Index, then, upon the Calculation Agent’s notification of any determination to the Trustee and the Company, the Calculation Agent shall substitute the Successor Index as calculated by the Index Sponsor or any other entity for the Index and calculate the Index Ending Level by reference to such Successor Index. Upon any selection by the Calculation Agent of a Successor Index, the Company shall cause notice to be given to Holders of this Security.

In the event that the Index Sponsor discontinues publication of the Index and (a) the Calculation Agent does not select or approve a Successor Index or (b) the Successor Index is no longer published on any of the relevant Scheduled Trading Days, the Calculation Agent shall compute a substitute level for the Index in accordance with the procedures last used to calculate the level of the Index before any discontinuation but using only those securities that comprised the Index prior to such discontinuation. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level shall be used as a substitute for the Index for all purposes, including for purposes of determining whether a Market Disruption Event exists.

If the Index Sponsor discontinues publication of the Index prior to the Valuation Date and the Calculation Agent determines that no Successor Index is available at that time, then on each Scheduled Trading Day until the earlier to occur of (a) the determination of the Index Ending Level or (b) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent shall determine the level that would be used in computing the Maturity Payment Amount as described in the preceding paragraph as if that day were a Scheduled Trading Day. The Calculation Agent shall cause notice of each level to be published not less often than once each month in The Wall Street Journal or another newspaper of general circulation, and arrange for information with respect to these levels to be made available by telephone.

If at any time the method of calculating the level of the Index or the level of the Successor Index changes in any material respect, or if the Index or Successor Index is in any other way modified so that the Index or Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modifications not been made, then, from and after that time, the Calculation Agent shall, at the close of business in New York, New York, on each date that the closing level of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index or such Successor Index, as the case may be, as if those changes or modifications had not been made, and calculate the closing level with reference to the Index or such Successor Index, as so adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified and has a diluting or concentrative effect on the level of such Index or Successor Index, e.g., due to a split, then the Calculation Agent shall adjust such Index or Successor Index in order to arrive at a level of such Index or Successor Index as if it had not been modified, e.g., as if a split had not occurred.

Neither the Calculation Agent nor the Company shall have any responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index or any Successor Index or as to modifications, adjustments or calculations by the Index Sponsor or any Successor Index sponsor in order to arrive at the level of the Index or any Successor Index.

4. Market Disruption Event

A Market Disruption Event, as determined by the Calculation Agent, shall be deemed to occur if (a) a relevant Exchange or any Related Exchange fails to open for trading during its regular trading session or (b) if any of the following events occur:

(i)	a Trading Disruption determined by the Calculation Agent to be material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or

(ii)	an Exchange Disruption determined by the Calculation Agent to be material, at any time during the one-hour period that ends at the close of trading for a relevant Exchange or Related Exchange; or

(iii)	an Early Closure.

For the purposes of determining whether a Market Disruption Event exists at any time, if a Market Disruption Event occurs in respect of a security included in the Index at any time, then the relevant percentage contribution of that security to the level of the Index shall be based on a comparison of (a) the portion of the level of the Index attributable to that security and (b) the overall level of the Index, in each case immediately prior to the occurrence of such Market Disruption Event.

5. Global Security; Exchange

This Security is exchangeable in whole for definitive Registered Securities of this series of like tenor and of an equal aggregate principal amount only if (x) the Depositary with respect to the Securities of this series notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Global Security shall be exchangeable and executes and delivers to the Trustee a Company Order providing that this Global Security shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Securities of the series of which this Global Security is a part. In the event this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchanged in whole for definitive Securities of this series, of like tenor and of an equal aggregate principal amount in denominations of $1,000 or one Note and integral multiples in excess thereof; provided that, in the case of clauses (y) and (z) above, definitive Registered Securities of this series will be issued in exchange for this Global Security only if such definitive Registered Securities were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the Holder hereof. Any definitive Registered Securities of this series issued in exchange for this Global Security shall be registered in the name or names of such Person or Persons as the Holder hereof shall instruct the Security Registrar. Except as provided above, owners of beneficial interests in this Global Security shall not be entitled to receive physical delivery of Securities in definitive form and shall not be considered the Holders thereof for any purpose under the Indenture.

Any exchange of a Global Security for one or more definitive Registered Securities of this series will be made at the office of the Security Registrar in The City of New York.

6. Manner of Payment

Except as provided in the next paragraph, payment of any amount payable on this Security in U.S. dollars will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof.

Payment of any amount payable on this Security in U.S. dollars will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (a) the principal of this Security is at least $1,000,000 and (b) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Institutional Trust Services, on or before the fifth day on which commercial banks settle payments in The City of New York before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof, this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the

Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth day on which commercial banks settle payments in The City of New York before a payment is to be made, in which case such revocation shall be effective for such and all later payments. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Notwithstanding any provision of this Security or the Indenture, the Company may make any and all payments of principal and premium, if any, on this Security pursuant to the applicable procedures of the Depositary for this Security as permitted in the Indenture.

Notwithstanding any provision of this Security or the Indenture, if the Maturity Payment Amount would otherwise be due on this Security on a day (the “Specified Day”) that is not a day on which commercial banks settle payments in The City of New York, such amount may be paid or made available for payment on the next succeeding day on which commercial banks settle payment in The City of New York with the same force and effect as if such amount were paid on the Specified Day.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of JPMorgan Chase Bank, N.A., the Trustee under the Indenture or its successors thereunder, by the manual signature of one of its authorized officers, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

WACHOVIA CORPORATION

Dated:	By:
Name:
Title:

Seal	Attest:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A., as Trustee

By:
Authorized Officer

[REVERSE OF SECURITY]

1. Security and the Indenture

This Security is one of a duly authorized issue of securities (herein called the “Securities”) of the Company, unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of April 1, 1983, between the Company and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture (as hereinafter defined)), to which Indenture and all indentures supplemental thereto, including the Supplemental Indentures thereto dated May 17, 1986, July 1, 1988 and August 1, 1990 (the Indenture as so supplemented being herein called the “Indenture”) reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

This Security is one of the series of Securities designated on the face hereof, limited to an aggregate principal amount not to exceed $4,000,000,000 (or the equivalent thereof in any other currency or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to issue and sell additional Securities. References herein to “this series” mean the series of securities designated on the face hereof. The Securities of this series may be issued from time to time with varying maturities, interest rates and other terms.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. For each Security of this series having the Maturity Payment Amount payable in U.S. dollars, the Authorized Denominations shall be $1,000 and integral multiples thereof. No Security of this series shall have a principal amount payable in a Required Currency other than U.S. dollars.

2. Redemption at the Option of the Company; No Sinking Fund

This Security shall not be redeemable at the option of the Company before the Maturity Date.

3. Repayment at the Option of the Holder

This Security will not be subject to repayment at the option of the Holder.

4. Remedies

If an Event of Default with respect to Securities of this series shall occur and be continuing, the Maturity Payment Amount per Note payable to Holders of the Securities of this series (including this Security and the interests represented hereby) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment of the Maturity Payment Amount per Note so declared due and payable, all of the Company’s obligations in respect of the payment of the Maturity Payment Amount per Note of the Securities of this series (including this Security and the interests represented hereby) shall terminate.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the Maturity Payment Amount per Note of this Security on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Maturity Payment Amount per Note of this Security at the times, places and rate, and in the coin or currency, herein prescribed.

5. Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Outstanding Securities of this series shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and the Persons who are beneficial owners of interests represented hereby, and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

6. Transfer or Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities of the series of which this Security is a part may be registered on the Security Register of the Company, upon surrender of such Securities for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange of Securities as provided above, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of a Registered Security (including this Security) for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

The Securities of this series (including this Security) shall be dated the date of their authentication.

7. Governing Law

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.